Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 11, 2016, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Agree Realty Corporation on Form 10-K for the year ended December 31, 2015.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Agree Realty Corporation on Forms S-3 (File No. 333-201420) and on Form S-8 (File Nos. 333-197096, 333-141471 and 333-121491).

/s/ GRANT THORNTON LLP

Southfield, Michigan

March 11, 2016